THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                                 SPACEDEV, INC.
                           ATTACHED REPRICING WARRANT

Warrant No. RPW-____

                      Original Issue Date: _________, 1999

         THIS CERTIFIES THAT, if the average share price of the common stock, par value $.0001 (the "COMMON STOCK") of SpaceDev, Inc., a Colorado corporation (the "COMPANY"), for the 150-day period immediately following the Original Issue Date hereof is less than the purchase price per share (the "VESTING DATE"), the person stated below (the "HOLDER"), for value received, is entitled to purchase, on the terms and conditions hereinafter set forth, at any time or from time to time during the Exercise Period, but not thereafter, a number of shares of the Common Stock determined in accordance with Section 2 hereof, at a price per share equal to the purchase price of $_______ less the average market price, as defined below, divided by the average market price and multiplied by the number of shares of Common Stock purchased (the "EXERCISE PRICE"). Each share of Common Stock as to which this Repricing Warrant is exercisable is a "REPRICING SHARE" and all such shares are collectively referred to as the "REPRICING SHARES." This Repricing Warrant shall remain attached to the shares of Common Stock issued to Holder on the Original Issue Date (the "PURCHASED COMMON SHARES"), until exercise of this Repricing Warrant, at which time it shall automatically detach.

         SECTION 1. DEFINITIONS. The following capitalized terms are not defined elsewhere in this Repricing Warrant, and are used herein with the meanings thereafter ascribed:

              "AVERAGE MARKET PRICE" means the greater of (i) the average Closing Bid Price of the Common Stock for the ten trading days immediately prior to the exercise of this Repricing Warrant or (ii) $1.25.

              "CLOSING BID PRICE" means, the last closing bid price of the Common Stock on the NASDAQ National Market (the "NASDAQ-NM") as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the NASDAQ-NM is not the principal trading market for the Common Stock, the last closing bid price of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of the Common Stock in the over-the-counter market on the pink sheets or bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price is reported for the Common Stock by Bloomberg, the last closing trade price of the Common Stock as reported by Bloomberg. If the Closing Bid Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, the Closing Bid Price of the Common Stock on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split, or other similar transaction during such period);

              "EXERCISE PERIOD" means a one hundred twenty (120) day period which commences on the Repricing Date and ends at 5:00 p.m. (Eastern Time) on the Expiration Date.

              "EXPIRATION DATE" means the one hundred twentieth (120th) day after the Repricing Date.

              "REPRICING DATE" means the date on which a Registration Statement with respect to the Repricing Shares becomes effective.

              "REPRICING PRICE" means the average Closing Bid Price of the Common Stock for the five (5) trading days immediately prior to the issuance of the Purchased Common Shares, or $_______.

         SECTION 2. DETERMINATION OF NUMBER OF REPRICING SHARES. The number of Repricing Shares issuable upon exercise of this Repricing Warrant shall be determined on the Repricing Date. The number of Repricing Shares shall be equal to: the number of Purchased Common Shares MULTIPLIED BY a fraction, (a) the numerator of which is the Repricing Price MINUS the Average Market Price and (b) the denominator of which is the Average Market Price. In the case of a dispute as to the determination of the Average Market Price or the arithmetic calculation of the Exercise Price, the Company shall promptly issue to such Holder(s) the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within three (3) business days of receipt of such holder's Conversion Notice. If such Holder(s) and the Company are unable to agree upon the determination of the Average Market Price or arithmetic calculation of the Exercise Price within two (2) business days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one (1) business day submit via facsimile (A) the disputed determination of the Average Market Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the Exercise Price to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and such Holders of the results no later than forty-eight
(48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

         SECTION 3. EXERCISE OF WARRANT; CONVERSION OF WARRANT; ELECTION TO PAY CASH.

                   (a) This Warrant may, at the option of the Holder, be exercised in whole or in part from time to time by delivery to the Company at its office at 13855 Stowe Drive, Poway, CA 92064, Attention:
         President, or to any transfer agent for the Common Stock, on or before 5:00 p.m., Eastern Time, on the Expiration Date, (i) a written notice of such registered Holder's election to exercise this Warrant (the "EXERCISE NOTICE"), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by the registered Holder or an authorized officer thereof, (ii) a check payable to the order of the Corporation, in an amount equal to the product of the Exercise Price MULTIPLIED BY the number of Repricing Shares specified in the Exercise Notice, AND (iii) this Repricing Warrant (the items specified in (i), (ii), and (iii) are collectively the "EXERCISE MATERIALS").

                   (b) This Warrant may, at the option of the Holder, be converted into Common Stock in whole but not in part, if and only if the value of one share of Common Stock on the Effective Date (as defined in Section 3(c) hereof) is greater than the Exercise Price, by delivery to the Company at the address designated in Section 3(a) above or to any transfer agent for the Common Stock, on or before 5:00 p.m. Eastern Time on the Expiration Date, (i) a written notice of Holder's election to convert this Warrant (the "CONVERSION NOTICE"), properly executed and completed by the registered Holder or an authorized officer thereof, AND (ii) this Repricing Warrant (the items specified in (i) and (ii) are collectively the "CONVERSION MATERIALS"). The number of shares of Common Stock issuable upon conversion of this Repricing Warrant is equal to the quotient of (x) the product of the number of Repricing Shares then issuable upon exercise of this Warrant (assuming an exercise for cash) MULTIPLIED BY the difference between
         (A) the Average Market Price MINUS (B) the then effective Exercise Price DIVIDED BY (C) the Average Market Price. Any fraction resulting from the calculation of the number of Repricing Shares then issuable in a conversion of this Repricing Warrant shall be truncated.

                   (c) Upon timely receipt of the Exercise Materials or Conversion Materials (whichever is applicable), the Company shall, as promptly as practicable, and in any event within five (5) business days after its receipt of the Exercise Materials or Conversion Materials, execute or cause to be executed and delivered to Holder a certificate or certificates representing the number of Repricing Shares specified in the Exercise Notice or if Holder delivered a Conversion Notice, the number of shares of Common Stock issuable upon conversion of this Warrant (whichever is applicable), together with cash in lieu of any fraction of a share, and, (x) if the Warrant is exercised in full, a copy of this Warrant marked "Exercised," or (y) if the Warrant is partially exercised, a copy of this Warrant marked "Partially Exercised" together with a new Warrant on the same terms for the unexercised balance of the Repricing Shares, or (z) if the Warrant is converted, a copy of this Warrant marked "Converted." The stock certificate or certificates shall be registered in the name of the registered Holder of this Warrant or such other name or names as shall be designated in the Exercise Notice or Conversion Notice. The date on which the Warrant shall be deemed to have been exercised or converted (the "EFFECTIVE DATE"), and the date the person in whose name any certificate evidencing the Common Stock issued upon the exercise or conversion hereof is issued shall be deemed to have become the Holder of record of such shares, shall be the date the Corporation receives the Exercise Materials or Conversion Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Common Stock issued upon the exercise or conversion hereof, except that, if the date on which the Exercise Materials or Conversion Materials are received by the Company is a date on which the stock transfer books of the Company are closed, the Effective Date shall be the date the Company receives the Exercise Materials or Conversion Materials, and the date such person shall be deemed to have become the holder of the Common Stock issued upon the exercise or conversion hereof shall be the next succeeding date on which the stock transfer books are open. All shares of Common Stock issued upon the exercise or conversion of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens, and charges with respect thereto.

                   (d) If the Company shall fail to issue to Holder within five
         (5) business days following the date of receipt by the Company or the Transfer Agent of the Exercise Materials or the Conversion Materials, a certificate for the number of shares of Common Stock to which such holder is entitled upon such holder's exercise or conversion of this Warrant, in addition to all other available remedies which such holder may pursue hereunder and under this Warrant and the Purchase Agreement between the Company and the initial holder of the Warrant (the "PURCHASE AGREEMENT") including indemnification pursuant to Section 7 thereof, the Company shall pay additional damages to such Holder on each day after the Effective Date, an amount equal to 1.0% of the product of (A) the number of Repricing Shares not issued to Holder and to which Holder is entitled MULTIPLIED BY (B) the Closing Bid Price of the Common Stock on the Effective Date. Such damages shall be computed daily and are due and payable daily.

                   (e) The Company may, in lieu of issuing the Repricing Shares, pay Holder an amount equal to the number of Repricing Shares issuable on the Effective Date (assuming an exercise for cash) MULTIPLIED BY the Average Market Price (the "PAYMENT AMOUNT"). In such event, the Company shall be obligated to provide notice to Holder of its intention to pay the Payment Amount, and must deliver the Payment Amount to Holder within seven (7) business days following the Effective Date. If the Company shall fail to deliver the Payment Amount within seven (7) business days after the Effective Date, in addition to all other available remedies which Holder may pursue at law or equity, including indemnification pursuant to Section 7 of the Purchase Agreement, the Company shall pay additional damages to Holder on each day after the Effective Date, until the Payment Amount has been paid, in an amount equal to one percent (1.0%) of the Payment Amount. Such damages shall be computed daily and are due and payable daily.

         SECTION 4. ADJUSTMENTS TO REPRICING SHARES. The number of Repricing Shares issuable upon the exercise hereof shall be subject to adjustment as follows:

                   (a) In the event the Company is a party to a consolidation, share exchange, or merger, or the sale of all or substantially all of the assets of the Company to any person, or in the case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation, and in which there is a reclassification or change of the shares of Common Stock of the Company, this Warrant shall after such consolidation, share exchange, merger, or sale be exercisable for the kind and number of securities or amount and kind of property of the Company or the corporation or other entity resulting from such share exchange, merger, or consolidation, or to which such sale shall be made, as the case may be (the "SUCCESSOR COMPANY"), to which a holder of the number of shares of Common Stock deliverable upon the exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale; and in any such case appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of the registered Holder of this Warrant, such that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to the number and kind of securities or the type and amount of property thereafter deliverable upon the exercise of this Warrant. The above provisions shall similarly apply to successive consolidations, share exchanges, mergers, and sales. Any adjustment required by this Section 4(a) because of a consolidation, share exchange, merger, or sale shall be set forth in an undertaking delivered to the registered Holder of this Warrant and executed by the Successor Company which provides that the Holder of this Warrant shall have the right to exercise this Warrant for the kind and number of securities or amount and kind of property of the Successor Company or to which the holder of a number of shares of Common Stock deliverable upon exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale. Such undertaking shall also provide for future adjustments to the number of Repricing Shares and the Exercise Price in accordance with the provisions set forth in this Section 4.

                   (b) In the event the Company should at any time, or from time to time after the Original Issue Date, fix a record date for the effectuation of a stock split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, or securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split, or subdivision if no record date is fixed), the number of Repricing Shares issuable upon the exercise hereof shall be proportionately increased and the Exercise Price shall be appropriately decreased by the same proportion as the increase in the number of outstanding Common Stock Equivalents of the Company resulting from the dividend, distribution, split, or subdivision. Notwithstanding the preceding sentence, no adjustment shall be made to decrease the Exercise Price below $.01 per Share.

                   (c) In the event the Company should at any time or from time to time after the Original Issue Date, fix a record date for the effectuation of a reverse stock split, or a transaction having a similar effect on the number of outstanding shares of Common Stock of the Company, then, as of such record date (or the date of such reverse stock split or similar transaction if no record date is fixed), the number of Repricing Shares issuable upon the exercise hereof shall be proportionately decreased and the Exercise Price shall be appropriately increased by the same proportion as the decrease of the number of outstanding Common Stock Equivalents resulting from the reverse stock split or similar transaction.

                   (d) In the event the Company should at any time or from time to time after the Original Issue Date, fix a record date for a reclassification of its Common Stock, then, as of such record date (or the date of the reclassification if no record date is set), this Warrant shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such reclassification to a holder of a number of shares of Common Stock equal to the number of Repricing Shares issuable upon exercise of this Warrant immediately prior to such reclassification, and the Exercise Price shall be unchanged.

                   (e) The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issue, or sale of securities, sale of assets or any other voluntary action, void or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (x) will not create a par value of any share of stock receivable upon the exercise of the Warrant above the amount payable therefor upon such exercise, and (y) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares upon the exercise of the Warrant.

                   (f) When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of the Warrants and of the Exercise Price, together with the computation resulting in such adjustment.

                   (g) The Company covenants and agrees that all Repricing Shares which may be issued will, upon issuance, be validly issued, fully paid, and non-assessable. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the Warrant in full.

         SECTION 5. NO STOCKHOLDER RIGHTS. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

         SECTION 6. TRANSFER OF SECURITIES.

                   (a) This Warrant and the Repricing Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws with respect to the transfer of such securities. The Holder of this Warrant, by acceptance of this Warrant, agrees to be bound by the provisions of Section 4 hereof and to indemnify and hold harmless the Company against any loss or liability arising from the disposition of this Warrant or the Repricing Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Warrant.

                   (b) Each certificate for the Repricing Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

         Legend for Repricing Shares or other shares of capital stock:

         THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY
         APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

         SECTION 7. PIGGYBACK REGISTRATION RIGHTS.

                   (a) If the Company shall at any time following the Vesting Date commence file a registration statement under the Securities Act with respect to a public offering of its securities (other than on Forms S-8, S-14 or S-15 or other similar form inappropriate to registration of the Repricing Shares), and pursuant to the then applicable rules and regulations under the Securities Act , a secondary offering of the Repricing Shares by the Holder may be combined with such public offering in a single registration. The Company shall, in every such instance give reasonable written notice thereof to Holder thirty (30) or more days prior to the filing of such registration statement, and shall upon the written request of Holder made within fifteen (15) days of the mailing of said written notice by the Company, include in such registration statement such number of Repricing Shares as Holder may request. Any such registration statement shall remain effective for a period of not less than one hundred, twenty (120) days, or the Exercise Period, following its effective date. The inclusion of such Repricing Shares in any registration statement shall be without any expense to Holder, other than fees and expenses of counsel to Holder and any underwriting discounts and commissions. Neither the delivery of such notice by the Company nor such request by Holder shall in any way obligate the Company to file such registration statement, and notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which such registration statement relates, without liability to the Holder. In the even the Company fails to receive written notice from the Holder within fifteen (15) days of the mailing of said written notice by the Company, then the Company shall treat such failure as having the same force and effect as if Holder had advised the Company that Holder does not intend to include any Repricing Shares in such registration statement.

                   (b) Notwithstanding the provisions of Subsection (a) above, if the offering subject to any registration statement referred to in Subsection (a) is made by the Company and is underwritten, and if the underwriter makes a written determination prior to the effectiveness of such registration statement and so requests and such request is based upon the opinion of the underwriter that the sale of the Repricing Shares to be registered on such registration statement by Holder pursuant to Subsection (a) will materially and adversely interfere with such planned offering, then: (i) Holder shall agree not to sell any Repricing Shares, whether pursuant to such registration statement or otherwise, for a period not to exceed ninety (90) days following the effective date of such registration statement, and the Company shall, at the expiration of the ninety (90) day period, at its expense, maintain the currency of the registration statement and take such other steps as may be required to permit Holder to sell the Repricing Shares pursuant to such registration statement for an additional period of ninety (90) days following expiration of such ninety (90) day period; provided, however, that the Company shall have no duty to file any amendment to any such registration statement at any time that the Company reasonably believes that disclosure of the information required to be included in such amendment would be premature or contrary to the best interests of the Company and its security holders; and (ii) Holder shall agree that the Repricing Shares shall be sold through such underwriter in the same manner as the other securities that are the subject of the registration, and shall pay to such underwriter a commission in respect of such Repricing Shares at the same rate as the commission to be paid to such underwriter in respect of the other securities that are the subject of such registration.

                   If securities are proposed to be offered for sale pursuant to such registration statement by other selling security holders of the Company, and the total number of securities to be offered by Holder and such other selling security holders is required to be reduced pursuant to a request from the underwriter (which request shall be made only for the reasons and in the manner set forth above in this Subsection (b)), then the number of Repricing Shares to be offered by Holder pursuant to such registration statement shall equal the number that bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Holder) as the original number of Repricing Shares proposed to be sold by Holder bears to the total original number of securities proposed to be offered by Holder and the other selling security holders. In no event shall there be a reduction in the number of shares of any securities offered by the Company pursuant to the registration statement referred to in Subsection (a) above.

                   (c) The Company shall use its best efforts to cause any registration statement covering all or any portion of the Repricing Shares to become effective as promptly as possible and, if any stop order shall be issued in connection therewith, to use its best efforts to obtain removal of such order. The Company shall furnish the selling Holder with copies of preliminary prospectuses (together with any supplements thereto) and other documents necessary or incidental to the offering being made by Holder in such quantities as Holder may reasonably request. Holder agrees to cooperate in all respects with the Company in effectuating the foregoing. The obligations of the Company to Holder hereunder are expressly conditioned on the timely furnishing in writing by Holder to the Company of such information concerning Holder and the terms of Holder's proposed offering as the Company may reasonably request.

                   (d) In connection with any registration of all or any portion of the Repricing Shares, the Company shall, without any expense to Holder (other than fees and expenses of counsel to Holder and any underwriting discounts or commissions), prepare and file such documents as may be necessary to register or qualify the Repricing Shares under the securities or blue sky laws of such states as Holder shall reasonably request, and use its best efforts to do any and all other acts and things, consistent with its existing business practices, that may reasonably be necessary or advisable to enable the Holder to consummate a public sale in such states of such Repricing Shares; provided, however, that in connection with any registration statement files pursuant to Subsection (a) above, the Company shall be required to make the Repricing Shares eligible for public offering and sale only in such state (including the District of Columbia) as any other securities of the Company included in such registration statement are eligible for public offering and sale. In no event shall the Company be obligated to qualify to do business in any state where it is not so qualified at the time of filing such documents or to take any action which would subject it to unlimited service of process in any state where it is not so subject at such time. The Company shall keep any such filing current for the time period it is obligated to keep any registration statement current pursuant to Subsections (a) or (b).

                   (e) The provisions of this Section 7 shall apply to the extent provided herein if the Company chooses to file an offering statement under Regulation A promulgated under the Act.

                   (f) The Company agrees that until the Repricing Shares have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all materials required to be filed with the U.S. Securities and Exchange Commission in order to permit holders of the Repricing Shares, if they otherwise comply with the requirements of Rule 144, to sell Repricing Shares under such Rule.

         SECTION 8. MISCELLANEOUS.

                   (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Common Stock issued or issuable upon the exercise hereof.

                   (b) Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the registered holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

                   (c) Notwithstanding any provision herein to the contrary, Holder hereof may not exercise, sell, transfer, or otherwise assign this Warrant unless the Company is provided with an opinion of counsel satisfactory in form and substance to the Company, to the effect that such exercise, sale, transfer, or assignment would not violate the Securities Act or applicable state securities laws.

                   (d) This Warrant may be divided into separate Warrants covering one share of Common Stock or any whole multiple thereof, for the total number of shares of Common Stock then subject to this Warrant at any time, or from time to time, upon the request of the registered holder of this Warrant and the surrender of the same to the Company for such purpose. Such subdivided Warrants shall be issued promptly by the Company following any such request and shall be of the same form and tenor as this Warrant, except for any requested change in the name of the registered holder stated herein.

                   (e) All notices, requests, demands, and other communications required or permitted under this Warrant and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made, and received when personally delivered the day after deposited with a recognized national overnight delivery service prior to its dead-line for receiving packages for next day delivery or upon the fifth day after deposited in the United States registered or certified mail with postage prepaid, return receipt requested, in each case addressed as set forth below:

                   If to the Company:

                                         SpaceDev, Inc.
                                         13855 Stowe Drive
                                         Poway, California 92064
                                         Attn:  James Benson
                                         Facsimile: (858) 375-1000

                   If to the Holder hereof, to the address of such Holder appearing on the books of the Company.

                   (f) This Agreement shall be governed by and construed in accordance with the laws of the State of California, irrespective of the choice of law provisions thereof. The parties agree that any appropriate state court located in San Diego County, California, or any federal Court located in California, including without limitation to the United States District Court of Southern District of California, shall have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts.

                       [Signatures on the following page]

                                 SIGNATURE PAGE
                                       TO
                                     COMPANY
                         COMMON STOCK REPRICING WARRANT


         IN WITNESS WHEREOF, the Company, has caused this Warrant to be executed in its name by its duly authorized officers under its corporate seal, and to be dated as of the date first above written.

                                          SPACEDEV, INC.


                                          By:
                                             -----------------------
                                             James Benson, President
ATTEST:


-----------------------------
Secretary/Assistant Secretary

                                 SIGNATURE PAGE
                                       TO
                         COMMON STOCK REPRICING WARRANT


         The undersigned Holder agrees and accepts this Warrant and acknowledges that he/she/it has read and confirms each of the representations contained herein.





By:
   --------------------------

                                 SIGNATURE PAGE
                                       TO
                         COMMON STOCK REPRICING WARRANT


         The undersigned Holder agrees and accepts this Warrant and acknowledges that he/she/it has read and confirms each of the representations contained herein.

SovCap Equity Partners, Ltd.



By:
   --------------------------

                                   ASSIGNMENT

(To be Executed by the Registered Holder to effect a Transfer of the foregoing Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto ___________________________________________________________________________ the
foregoing Warrant and the rights represented thereto to purchase shares of Common Stock of SpaceDev, Inc. in accordance with terms and conditions thereof, and does hereby irrevocably constitute and appoint ________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

         Holder:

         -------------------------------

         -------------------------------

         Address

         Dated: __________________, 19__


         In the presence of:

         -------------------------------

                    FORM OF NOTICE OF EXERCISE OR CONVERSION


         [To be signed only upon exercise of Warrant]

To:      SPACEDEV, INC.

         The undersigned registered Holder of the attached Warrant hereby irrevocably elects to exercise the Warrant for, and to purchase thereunder, _____ shares of Common Stock of SpaceDev, Inc., issuable upon exercise of said Warrant and hereby surrenders said Warrant.



              The Holder herewith delivers to SpaceDev, Inc., a check in the amount of $______ representing the Exercise Price for such shares.

                                       OR

              The Holder elects a cashless exercise pursuant to Section 3(b) of the Warrant. The Average Market Price as of _______ was $_____.

         The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is
________________________________.


         Dated: _________________

                                     Holder:


                                     ------------------------------------


                                     ------------------------------------


                                     By:
                                        ---------------------------------


                                     NOTICE

         The signature above must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.